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                                       8-K
                                 Current Report


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 11, 1999



                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
             (Exact name of registrant as specified in its charter)



           DELAWARE                  333-44299               36-4202202
  (State or other Jurisdiction      (Commission           (I.R.S. Employer
         Incorporation)             File Number)        Identification Number)
                               ---------------------


                             500 West Monroe Street
                             Chicago, Illinois 60661
                          (principal executive offices)
                                 (312) 441-7000



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Item 5.  OTHER EVENTS

         Description of the Certificates

         Heller Financial Commercial Mortgage Asset Corp. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-44299, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 (the "Certificates"), to be issued pursuant to a Pooling and Servicing agreement among the Depositor, a master servicer to be determined, Lennar Partners, Inc. as Special Servicer, and LaSalle National Bank as Trustee.

         Computational Materials

         Prudential Securities Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Certificates with certain yield tables and other computational materials, collateral terms sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Heller Financial Capital Funding, Inc. and/or Prudential Mortgage Capital Funding, LLC, under certain assumptions and scenarios.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

EXHIBIT NO. 99 DESCRIPTION

         Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates. Such Computational materials are not required to be filed electronically, but have been filed manually with the Commission.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 14, 1999

HELLER FINANCIAL COMMERCIAL
   MORTGAGE ASSET CORP.


By: /s/ Thomas J. Bax
    -------------------------
     Name: Thomas J. Bax
     Title:   Vice President

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